UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

CuraScientific Corp.
(Exact name of registrant as specified in charter)

Oklahoma	000-56325	84-5079920
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51544 Cesar Chavez Street, Coachella, California	92236
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (909) 435-1642

Boon Industries, Inc.
(Former name or former address, if changed since last report)

110 Spring Hill Road #16, Grass Valley, CA 95945
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to an Agreement and Plan of Merger (“Merger Agreement”), dated as of December 13, 2022, by and between, Boon Industries, Inc., an Oklahoma corporation (“Boon”), and CuraScientific Corp., a Florida corporation and wholly-owned subsidiary of Boon (“CuraScientific”), effective as of April 17, 2023, Boon merged with and into CuraScientific, with CuraScientific being the surviving entity (the “Reincorporation Merger”). The Reincorporation Merger, including the Reverse Stock Split and Name Change described below, were approved by the written consent of stockholders owning a majority of the voting power of Boon’s capital stock, as reported in the Definitive Information Statement on Schedule 14C filed by Boon with the Securities and Exchange Commission on December 19, 2022.

Pursuant to the terms of the Merger Agreement and as a result of the effectiveness of the Reincorporation Merger:

●	Boon merged with and into CuraScientific, with CuraScientific being the surviving corporation;

●	our domicile changed from the State of Oklahoma to the State of Florida;

●	our name changed from “Boon Industries, Inc.” to “CuraScientific Corp.” (the “Name Change”);

●	we are now governed by the laws of the State of Florida and by CuraScientific’s Articles of Incorporation and Bylaws; and

●	each 500 shares of common stock of Boon was converted into and became one validly issued, fully paid and nonassessable share of the common stock of CuraScientific, as further described below (the “Reverse Stock Split”).

The Reincorporation Merger did not result in any change in our headquarters, business, management, location of our any offices or facilities, number of employees, federal tax identification number, assets or liabilities (other than as a result of the costs incident to the Reincorporation Merger, which are not material). Management, including all directors and officers, remain the same immediately after the Reincorporation Merger.

The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated by reference herein. Copies of the Articles of Incorporation and Bylaws of CuraScientific are filed as Exhibits 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

This Current Report is also being filed for the purpose of establishing CuraScientific as the successor issuer to Boon pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of common stock of CuraScientific Brewing Company, as successor issuer, are deemed registered under Section 12(g) of the Exchange Act.

Additional Trading Information

FINRA Effective Date; Symbol Changes; CUSIP Number. The Reverse Stock Split and Name Change will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on April 24, 2023, whereupon the shares of CuraScientific common stock will begin trading on a split-adjusted basis. On the April 24, 2023, the trading symbol for our common stock will change to “BNOWD” for a period of 20 business days, after which our common stock will trade under our new trading symbol “CSTF”. The CUSIP number for CuraScientific’s common stock is 09858Y208.

Split Adjustment; No Fractional Shares. As a result of the Reverse Stock Split, the total number of shares of our common stock held by each stockholder will be converted automatically into the number of whole shares of CuraScientific common stock equal to (i) the number of shares of Boon common stock held by such stockholder immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) 500, rounded up (if applicable) to the next whole number. No fractional shares will be issued, and no cash or other consideration will be paid in connection with the Reverse Stock Split. Instead, CuraScientific will issue one whole share of common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Certificates. Stockholders who hold their shares in electronic form do not have to take any action as the effect of the Reincorporation Merger and Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split and Name Change to each requesting stockholder.

New Horizon Transfer
215-515 West Pender Street
Vancouver, BC V6B 6H5
Canada
Phone: (604) 876-5526
Facsimile: (604) 876-5564

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that may result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 13, 2022, by and between, Boon Industries, Inc. and CuraScientific Corp.

Exhibit 3.1	Articles of Incorporation of CuraScientific Corp.

Exhibit 3.2	Bylaws of CuraScientific Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CuraScientific Corp.

Date: April 24, 2023

By:	/s/ William J. Reed
Name: William J. Reed
Title: Chief Executive Officer